EXHIBIT 99.1

Executive Contact:	Investor Relations Contact:
Richard Vasek	Maureen McGarrigle
Chief Financial Officer	Director, Investor Relations
Rockford Corporation	Rockford Corporation
(480) 517-3169	(480) 517-3042
ROCKFORD CORPORATION COMPLETES SALE OF Q-LOGIC ASSETS
     Tempe, Ariz., April 6, 2006/PRNewswire/—Rockford Corporation (NASDAQ: ROFO) today announced that it completed the sale of assets related to its Q-Logic enclosure product line to Advanced Integration LLC, a wholly-owned company of Q-Logic’s current management team, as initially announced in Rockford’s press release of March 23, 2006. The sale was effective as of March 31, 2006. The sale price was $1,750,000, with $750,000 paid in cash and the $1,000,000 balance payable over 30 months.
     Q-Logic employs approximately 50 staff, management and production employees in its Stillwater, Okla., location. Rockford acquired the Q-Logic business in 2001. As announced in Rockford’s March 31, 2006 press release, Rockford recorded a loss of approximately $800,000 in its financial results for the period ending December 31, 2005 as a result of this sale. Additional details are available in Rockford’s Annual Report on Form 10K filed with the Securities and Exchange Commission on March 31, 2006.
     Rockford expects to maintain a close working relationship with Q-Logic. Q-Logic provides Rockford with complementary product lines and Rockford has integrated some Q-Logic enclosure products into Rockford Fosgate and Lightning Audio products. Rockford expects to continue purchasing products from the Q-Logic operations for use in Rockford’s finished products.

About Rockford Corporation (www.rockfordcorp.com)
     Rockford is a designer, marketer and distributor of high-performance audio systems for the mobile audio aftermarket and for the OEM market. Rockford’s mobile audio products are marketed primarily under the Rockford Fosgate®, Rockford Acoustic Design™ and Lightning Audio® brand names.
     Rockford’s primary brand websites include: www.rockfordfosgate.com, www.rockfordacousticdesign.com, and www.lightningaudio.com.
Forward-looking Statement Disclosure
     We make forward-looking statements in this press release including, without limitation, statements about our results of operations. These statements may be identified by the use of forward-looking terminology such as “may,” “will,” “believe,” “expect,” “anticipate,” “estimate,” “continue,” or other similar words.
     Forward-looking statements are subject to many risks and uncertainties. Rockford cautions you not to place undue reliance on these forward-looking statements, which speak only as at the date on which they are made. Actual results may differ materially from those described in our forward-looking statements. Rockford disclaims any obligation or undertaking to update these forward-looking statements to reflect changes in our expectations or changes in events, conditions, or circumstances on which our expectations are based.
     Although Rockford’s operations have improved significantly in the last four quarters, Rockford has not yet returned to a net profit. Rockford’s sales in its core aftermarket business were lower in fiscal 2005 compared to 2004. If Rockford’s operations fail to improve, or if sales erode further, Rockford may not be able to achieve its business objectives. In this event, Rockford could suffer setbacks in its competitive position, ability to continue growing its OEM business, and overall financial performance. Under such circumstances, Rockford might not be able to return its business to profitability as currently planned.
     When considering our forward-looking statements, you should keep in mind the risk factors and other cautionary statements identified in Rockford’s Annual Report on Form 10-K, filed with the Securities and Exchange Commission on March 31, 2006. The risk factors noted throughout the report, particularly those identified in the discussion in Item 1A of the report, and other risk factors that Rockford has not anticipated or discussed, could cause our actual results to differ significantly from those anticipated in our forward-looking statements.
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